UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

            BlueNext S.A. (“BlueNext”), a joint venture that NYSE Euronext (the “Company”) indirectly holds with Caisse des Dépôts, has informed the Company that BlueNext has received notice from the French Tax Authorities of a tax reassessment arising from a tax audit for the period January 2006 through May 2009.  The asserted liability, including penalties, is €355 million.

            This reassessment concerns claimed negligence of BlueNext relating to value-added tax frauds allegedly committed prior to May 2009 by certain third-party participants in the CO2 market operated by BlueNext.

            BlueNext originally discovered these alleged frauds (in which BlueNext has not been implicated) and reported them to the French Authorities in 2008. BlueNext has since then been cooperating with these Authorities.

               BlueNext has informed the Company that the discussion with French Tax Authorities are ongoing and that it intends to vigorously defend itself against this reassessment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             NYSE Euronext

Dated: July 1, 2011                              By:          /s/ Janet L. McGinness

                                                             Name:     Janet L. McGinness

                                                             Title:       Senior Vice President &

                                                                            Corporate Secretary